                                                                EXHIBIT 10.2(24)

                                                                  EXECUTION COPY

                                AMENDMENT NO. 28

                                     TO THE

                               UPS RETIREMENT PLAN

      WHEREAS, United Parcel Service of America, Inc. ("UPS") and its affiliated corporations established the UPS Retirement Plan ("Plan") for the benefit of their eligible employees, in order to provide benefits to those employees upon their retirement, disability, or death, effective as of September 1, 1961; and

      WHEREAS, the Plan, as adopted and amended from time to time, was amended and restated in its entirety, effective as of January 1, 1976, to comply with the Employee Retirement Income Security Act of 1974; and

      WHEREAS, the Plan has been amended on a number of occasions since January 1, 1976, the most recent being Amendment No. 27; and

      WHEREAS, this amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001("EGTRRA"), to increase the number of consecutive Breaks in Service that will result in a loss of prior credit from 5 to 6, to cap service for the Disability Retirement benefit at 35 years, to provide a methodology for crediting Hours of Service to non-management employees who are paid on a basis other than hourly (e.g. sleeper teams), to clarify that the definition of Compensation excludes retention bonuses, referral bonuses and certain settlements to provide for benefit accruals for eligible employees of UPS Aviation Technologies, Inc. under the Plan formula or the UPS Pension Plan formula, whichever produces the greatest benefit, to conform the Plan to the Department of Labor claims regulations, to reflect past service credit for certain former employees of Rollins Logistics, Inc., Rollins Dedicated Carriage Services, Inc. and Rollins Transportation Systems, Inc., to clarify the list of Employer Companies in Appendix G;

      NOW THEREFORE, pursuant to the authority vested in the Board of Directors by Section 7.1 of the Plan, the UPS Retirement Plan is hereby amended as follows:

1. SECTION 1.1(L)(2) AND (4), BENEFIT SERVICE, SECTION 2.1, ELIGIBILITY REQUIREMENTS, SECTION 6.2(B), BREAK IN SERVICE FOR VESTING PURPOSES, HEREBY ARE AMENDED EFFECTIVE AS OF JANUARY 1, 2001 TO CHANGE "FIVE" TO "SIX" SO THAT SERVICE IS DISREGARDED FOLLOWING SIX CONSECUTIVE BREAKS IN SERVICE INSTEAD OF FIVE CONSECUTIVE BREAKS IN SERVICE.

2. SECTION 1.1(L)(4), DEFINITION OF BENEFIT SERVICE, IS HEREBY AMENDED EFFECTIVE AS OF JANUARY 1, 2001 TO READ AS FOLLOWS:

(4) Benefit Service with respect to a Disabled Participant whose retirement benefits commence after December 31, 2000 shall be calculated in accordance with the applicable table in subparagraph (1) above, but there shall be included as Benefit Service all years and months while the Participant is a Disabled Participant and while the Participant continues to be "totally disabled" for purposes of the UPS Income Protection Plan (or a successor long term disability plan), as amended from time to time, determined as if such Disabled Participant had worked at least 1500 Hours of Service in each calendar year and at least 216 Hours of Service in each month in excess of a calendar year; provided, however, the total Benefit Service created under this Section 1.1(l)(4) to a Disabled Participant when aggregated with his actual Benefit Service under Section 1.1(l)(1)-(3) shall not exceed thirty-five (35) years. For the purpose of this paragraph (4), a "Disabled Participant" means a Participant who, as of the time of his or her termination of employment with all Employer Companies, has (A) five Years of Service, (B) is a full-time Employee and (C) is and continues to be "totally disabled" for purposes of the UPS Income Protection Plan (or a successor long term disability plan), as amended from time to time.

3. SECTION 1.1(N), DEFINITION OF HOUR OF SERVICE, IS HEREBY AMENDED EFFECTIVE FOR EMPLOYEES WHO COMPLETE AT LEAST ONE HOUR OF SERVICE ON OR AFTER JANUARY 1, 2003 TO READ AS FOLLOWS:

            (n) "Hour of Service" means each hour for which an employee is paid or entitled to be paid for the performance of duties for an Employer Company or a Related Employer; each hour for which an employee is paid or entitled to be paid by an Employer Company or a Related Employer for periods during which no duties are performed due to vacation, holiday, illness, short-term disability or incapacity pursuant to which payments are received in the form of salary continuation or from a short-term disability plan or worker's compensation plan sponsored by the Employer Company or a Related Employer or to which the Employer Company or a Related Employer contributes, layoff, jury duty, military duty which gives rise to reemployment rights under Federal law, or paid leave of absence (including a period where an employee remains on salary continuation during a period of illness or incapacity); each hour for which back pay is awarded or agreed to by an Employer Company or a Related Employer if not already credited under this sentence; and each hour for periods during which an employee is on an unpaid leave of absence.

            Notwithstanding any of the foregoing, no more than 1040 Hours of Service will be credited to a Participant for any single continuous period during which the employee performs no duties; and no credit shall be given for a payment which is made or due under a plan maintained solely for the purpose of complying with unemployment compensation or disability insurance laws or which solely reimburses an employee for medical or medically related expenses incurred by the employee; provided, however, Hours of Service shall be credited as required under the Uniformed Services Employment and Reemployment Rights Act of 1994 effective December 12, 1994.

            A payment shall be deemed to be made by or due from the Employer Company whether made by or due from the Employer Company directly or indirectly through a trust fund, insurer or other entity to which the Employer Company contributes or pays premiums, regardless of whether such contributions are for the benefit of particular employees or are on behalf of a group of employees in the aggregate. Stated generally, Hours of Service credited to a Participant during a period of absence as described above shall be credited at the same rate at which the Participant would have normally been credited with Hours of Service but for the absence; provided however, that the crediting of Hours of Service shall in all events be consistent with the terms of Department of Labor Regulations, Section 2530.200b-2 and 3.

            Notwithstanding the foregoing provisions of this Section 1.1(n) and, except as provided below, only for the purpose of determining whether a Break in Service has occurred under Section 2.1 or Section 6.2 of the Plan, there shall be treated as Hours of Service, with respect to a Participant who is an Employee on or after January 1, 1985, and who is absent from work (i) by reason of the pregnancy of the Participant, (ii) by reason of the birth of a child of the Participant, (iii) by reason of the placement of a child with the Participant in connection with the adoption of a child by the Participant, or (iv) for purposes of caring for a child of the Participant immediately following its birth or placement, either:

                  (1) the Hours of Service which otherwise, normally would have been credited to such Participant but for the absence, or

                  (2) if the Plan is unable to determine the number of Hours of Service described in (1), eight hours per day of absence.

No credit will be given with respect to any pregnancy or placement of a child unless the Participant complies with any reasonable request which the Committee may make for information needed to establish (i) the reason for the Participant's absence or (ii) the number of days of absence attributable to a reason for which Hours of Service will be credited under this paragraph. No more than 501 Hours of Service shall be credited to a Participant by reason of any one pregnancy or placement and no Hours of Service shall be credited under this paragraph if such Hours of Service also are credited under the first paragraph of this Section 1.1(n).

            In determining the Hours of Service for an Employee classified on the payroll as a part-time employee for which specific records of hours are not kept, an Employee shall be credited with 190 Hours of Service for each regularly-scheduled calendar work month on or after January 1, 2000 in which such Participant would, under the rules described above, have earned at least one Hour of Service. Prior to January 1, 2000, such Participant shall be credited with 108 Hours of Service for each such month.

            In determining the Hours of Service for an Employee classified on the payroll as (i) a full-time employee for which specific records of hours are not kept, or (ii) as non-management employees who are paid on a basis other than hourly (e.g. sleeper teams), an Employee shall be credited with 216 Hours of Service, for each regularly-scheduled calendar month in which such Employee would, under the rules described above, have earned at least one Hour of Service.

            An individual who is treated as an employee of an Employer Company or a Related Employer solely as a result of the operation of the rules under Code Section 414(n) shall be credited with Hours of Service with an Employer Company or a Related Company as required under Code Section 414(n).

4. SECTION 5.7(B), MAXIMUM BENEFITS IS HEREBY AMENDED EFFECTIVE FOR LIMITATION YEARS ENDING AFTER DECEMBER 31, 2001 TO READ AS FOLLOWS:

      (b)   Maximum Benefits.


            (1) General Limitation. For limitation years ending after December 31, 2002, the maximum annual benefit payable under this Plan shall not exceed the lesser of: (i) $160,000 as adjusted, effective January 1 of each year, under Section 415(d) of the Code in such manner as the Secretary shall prescribe (the "dollar limitation") or (ii) 100% of the Participant's average compensation (as defined in Treasury Regulation Section 1.415-2(d)) and reduced, if necessary, to reflect the applicable annual compensation limitation set forth in Section 1.1(y) of this Plan paid for the three consecutive calendar years during which he was an active Participant in the Plan, and in which he received the greatest aggregate compensation (as defined above)from the Employer Company, subject to the following:

                  (A) If the benefit is payable in any form other than a straight life annuity, a Qualified Joint and Survivor (Husband and Wife) Benefit, or a joint and survivor annuity with the spouse as the beneficiary, then the limitations of this subsection (1) shall be applied to the straight life annuity which is the actuarial equivalent of such benefit. The actuarially equivalent straight life annuity is equal to the greater of the annuity benefit computed using the interest rate and mortality table (or other tabular factor) specified in the Plan for adjusting benefits in the same form, and the annuity benefit computed using a 5 percent interest rate assumption and the Applicable Mortality Table. In determining the actuarially equivalent straight life annuity for a lump sum benefit, the Applicable Interest Rate will be substituted for 5 percent. No actuarial adjustment is required for the value of a qualified joint and survivor annuity, benefits that are not directly related to retirement benefits and the value of post-retirement cost-of-living increases made in accordance with Section 415(d) of the Code and the regulations thereunder.

                  (B)(i) If the retirement benefit of the Participant commences before the age 62, such dollar limitation shall be adjusted as described below so that it is the actuarial equivalent of an annual benefit of the dollar limitation beginning at age 62, reduced for each month by which benefits commence before the month in which the Participant attains age 62. The retirement benefit beginning prior to age 62 shall be determined as the lesser of the actuarial equivalent retirement benefit computed using the interest rate and mortality table (or other tabular factor) equivalence for early retirement benefits specified in the Plan, and the equivalent retirement benefit computed using a 5 percent interest rate and the Applicable Mortality Table. Any decrease in the adjusted defined benefit dollar limitation determined in accordance with this provision (B)(i) shall not reflect any mortality decrement to the extent that benefits will not be forfeited upon the death of the Participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

                  (ii) If the retirement benefit of a Participant commences after age 65, the defined benefit dollar limitation shall be adjusted so that it is the actuarial equivalent of a retirement benefit of such dollar limitation beginning atage 65. The actuarial equivalent retirement benefit beginning after age 65 shall be determined as the lesser of the actuarial equivalent retirement benefit computed using the interest rate and mortality table (or other tabular factor) specified in the Plan for purposes of determining actuarial equivalence for delayed retirement benefits, and the equivalent retirement benefit computed using a 5 percent interest rate assumption and the Applicable Mortality Table.

                  (C) Subject to limitations imposed elsewhere in this Plan, an annual benefit of $10,000 or less may be paid regardless of the limitations set forth in this subsection (b)(1) if the benefit paid the Participant from all defined benefit plans of the Employer Company does not exceed $10,000 for the Plan Year or any prior Plan Year, and the Employer Company has not at any time maintained a defined contribution plan in which the Participant participated.

                  (D) If a Participant has less than 10 Years of service with the Employer Company at the time the Participant begins to receive retirement benefits under the Plan, the average compensation limitation, as well as the $10,000 benefit exception described in subparagraph (b)(1)(C) above, shall be reduced by multiplying such limitation by a fraction, the numerator of which is the number of Years of Service with the Employer Company as of and including the current limitation year, and the denominator of which is 10. In the case of the dollar limitation where the Participant has less than 10 years of participation in the Plan, such limitation shall be reduced by a fraction, the numerator of which is the number of years of participation in the Plan as of and including the current limitation year, and the denominator of which is 10.

            (2) Limitation Adjustment. The rate of a Participant's benefit accrual will be automatically frozen or reduced to a level necessary to prevent the limitations of this subsection (b) from being exceeded; provided, that if the limitations of this subsection (b) will be exceeded only as a result of considering another defined benefit plan sponsored by the Employer Company and this Plan as one plan, the Participant's benefit accrual under this plan will not be frozen or reduced to a level necessary to prevent the limitations of this subsection (b) from being exceeded in the event that such other defined benefit plan provides for the freezing or reduction of benefit accruals.

            (3) Single Plan Rule. For purposes of this subsection (b), all defined benefit plans of the Employer Company (whether or not terminated) shall be considered as one defined benefit plan.

            (4) Automatic Adjustment. The limitations imposed by this subsection
(b) shall be adjusted automatically when permitted or required by law. With respect to increases in these limitations which are permitted by law to reflect the impact of inflation, in the event that a Participant's Normal or Early Retirement Benefit, as determined in accordance with Section 5.2 as of his or her Annuity Starting Date, must be reduced by reason of the foregoing limitations in effect at such time, the following rules shall apply:

                  (A) A Participant's Normal or Early Retirement Benefit determined at his or her Annuity Starting Date in accordance with subsections 5.2(a) or (b), as the case may be, taking into account the Compensation limitation under Code Section 401(a)(17) and described at Section 1.1(y) which is applicable at such time (the "Compensation limitation"), and applying the applicable limitation or limitations at subsection 5.7(b)(1) or subparagraph 5.7(b)(1)(B)(i) (as applicable, the "415 limitations") shall, following the Annuity Starting Date, be adjusted upward as the result of any subsequent increase in the 415 limitations, provided however, that in no event shall such benefit exceed the Participant's Normal or Early Retirement Benefit determined as of the Participant's Annuity Starting Date in accordance with subsections 5.2(a) or (b), as the case may be, including the Compensation limitation.

                  (B) Notwithstanding the foregoing, in no event shall a Participant's Normal or Early Retirement Benefit, for any particular year, exceed the 415 limitation for such year (based on the Participant's age on his or her Annuity Starting Date), and no increase as described in subparagraph (A) above shall be retroactive for any preceding year.

                  (C) A Participant's Normal or Early Retirement benefit shall not be adjusted upward as the result of any change to the Compensation limitation following the Annuity Starting Date.

            (5) Limitation Year. For purposes of this subsection (b), the limitation year is the calendar year.

            (6) Employer Company. Solely for purposes of this Section 5.7(b), "Employer Company" means the Employer Company and each entity who would be determined to be a member of the Employer Company's controlled group under
Section 414(b) or (c) of the Code if the standard of "more than fifty percent" was substituted for the standard of "at least eighty percent.

            (7) Transitional Rules.

                  (A) The limitation under Section 5.7(b)(1) for an Employee who was a Participant in this Plan prior to January 1, 1983, shall be the greater of
(i) the limitation contained in such Section or (ii) the Participant's accrued benefit, expressed as an annual benefit, as of December 31, 1982. For purposes of this paragraph (A), neither changes in the terms and conditions of this Plan nor cost of living adjustments occurring after July 1, 1982, shall be taken into account.

                  (B) The numerator of the defined contribution fraction shall, if necessary, be adjusted as permitted by Treasury Regulations so that the sum of the defined benefit fraction and the defined contribution fraction does not exceed 1.0 for the last limitation year beginning before January 1, 1983.

5. SECTION 5.13, DIRECT ROLLOVER, IS HEREBY AMENDED EFFECTIVE FOR DISTRIBUTIONS MADE AFTER DECEMBER 31, 2001 AS FOLLOWS:

      Section 5.13 Direct Rollover.

      (a) With respect to any distribution described in this Article V which constitutes an eligible rollover distribution within the meaning of Code Section 401(a)(31)(C), the distributee thereof shall, in accordance with procedures established by the Committee, be afforded the opportunity to direct that such distribution be transferred directly to the trustee of an eligible retirement plan (a "direct rollover"). For purposes of the foregoing sentence, an "eligible retirement plan" is (1) a qualified trust within the meaning of Code Section 402 which is a defined contribution plan the terms of which permit the acceptance of rollover distributions, (2) an individual retirement account or annuity within the meaning of Code Section 408 (other than an endowment contract), (3) an annuity plan within the meaning of Code Section 403(a), which is specified by the distributee in such form and at such time as the Committee may prescribe, and effective for distributions made after December 31, 2001, (4) an annuity contract described in Code Section 403(b) and (5) an eligible plan under Code
Section 457(b) which is maintained by a state, political subdivision of a state, or any agency instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. For distributions made after December 31, 2001, the definition of "eligible retirement plan" shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

      (b) Notwithstanding the foregoing, if the distributee elects to have his or her eligible rollover distribution paid in part to him or her, and paid in part as a direct rollover:

            (1) The direct rollover must be in an amount of $500 or more.

            (2) A direct rollover to two or more eligible retirement plans shall not be permitted.

      (c) The Committee shall, within a reasonable period of time prior to making an eligible rollover distribution from this Plan, provide a written explanation to the distributee of the direct rollover option described above, as well as the provisions under which such distribution will not be subject to tax if transferred to an eligible retirement plan within 60 days after the date on which the distributee received the distribution.

6. ARTICLE V, AMOUNT AND PAYMENT OF BENEFITS, IS HEREBY AMENDED EFFECTIVE AS OF DECEMBER 31, 2000 TO ADD A NEW SECTION 5.14, UPS AVIATION TECHNOLOGIES, INC. EMPLOYEES, TO READ AS FOLLOWS:

      Section 5.14 UPS Aviation Technologies, Inc. Employees. Notwithstanding any contrary Plan provision, a Participant who is employed by UPS Aviation Technologies, Inc. on December 31, 2000 and who was a participant in the UPS Pension Plan on that date shall receive a benefit from this Plan for his years of Benefit Service with UPS Aviation Technologies equal to the greater of the benefit described in Section 5.2 or the benefit such Participant would have earned under the UPS Pension Plan based upon the formula in effect under the Pension Plan immediately before such Participant became covered under this Plan.

7. SECTION 9.4, CLAIMS PROCEDURE, IS HEREBY AMENDED FOR NEW CLAIMS FILED ON OR AFTER JANUARY 1, 2002 AS FOLLOWS:

      Section 9.4 Claims Procedure.

      (a) All claims for benefits hereunder shall be directed to the Committee or to a member of the Committee designated for that purpose. Within ninety (90) days following receipt of a claim for benefits, the UPS Corporate Benefits Department manager responsible for the day-to-day operation of the Plan (the "Initial Reviewer") shall determine whether the claimant is entitled to benefits under the Plan, unless additional time is required for processing the claim. In this event, the Initial Reviewer shall, within the initial ninety day period, notify the claimant that additional time is needed, explain the reason for the extension, and indicate when a decision on the claim will be made, which must be within 180 days of the date the claim is filed.

      (b) A denial by the Initial Reviewer of a claim for benefits shall be stated in writing and delivered or mailed to the claimant. Such notice shall set forth the specific reasons for the denial, written in a manner calculated to be understood by the claimant without benefit of legal or actuarial counsel. The notice shall include specific reference to the Plan provisions on which the denial is based and a description of any additional material or information necessary to perfect the claim, an explanation of why this material or information is necessary, the steps to be taken if the claimant wishes to submit his claim for review, and effective January 1, 2002, a description of the Plan's review procedures, and the time limits applicable to such procedures, and a statement of the claimant's right to bring a civil action under ERISA Section 502(a).

      (c) The Committee shall afford a reasonable opportunity to any claimant whose request for benefits has been denied for a review of the decision denying the claim. The review must be requested by written application to the Committee within sixty (60) days following receipt by the claimant of written notification of denial of his claim. Pursuant to this review, the claimant or his duly authorized representative may review any documents, records and other information which are pertinent to the denied claim and submit issues and comments in writing. Effective January 1, 2002, a claimant may also submit documents, records, and other information relating to his claim, without regard to whether such information was submitted in connection with his claim.

      (d) A decision on the claimant's appeal of the denial of benefits shall ordinarily be made by the Committee within sixty (60) days of the receipt of the request for review, unless additional time is required for a decision on review, in which event the decision shall be reviewed no later than 120 days after receipt of the request for ruling. Notice in writing of the extended time required shall be given to the claimant within sixty (60) days of his request for review.

      The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific reference to the Plan provisions on which the decision is based, and effective January 1, 2002, a statement that the claimant or his authorized personal representative may review any documents and records relevant to the claim determination, a statement describing any further voluntary appeals procedure, if any, and a statement of the claimant's right to bring a civil action under ERISA Section 502(a).

8. BY AMENDING ARTICLE X, GENERAL PROVISIONS, EFFECTIVE AS OF JANUARY 1, 2000 TO ADD A NEW SECTION 10.12, TO READ AS FOLLOWS:

      Section 10.12 Former Rollins Employees. Notwithstanding any contrary provision of this Plan, any Employee who was employed by Rollins Logistics, Inc. Rollins Dedicated Carriage Services, Inc. or Rollins Transportation Systems, Inc. (each, "Rollins") and is identified on Appendix E as a "transfer employee" pursuant to Section 5.7 of that certain Asset Purchase Agreement dated November 12, 1999 by and among Worldwide Dedicated Services, Inc., Rollins Truck Leasing Corp., Rollins Logistics, Inc. Rollins Dedicated Carriage Services, Inc. and Rollins Transportation Systems, Inc. shall receive credit for all service completed with Rollins or any person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with Rollins (a "Rollins Affiliate") or any predecessor to Rollins for purposes of the following:

            (a) eligibility requirements described in Section 2.1;

            (b) eligibility for a Deferred Vested Benefit as described in
      Section 4.4, Article V and Article VI;

            (c) eligibility for an Early Retirement Benefit as described in
      Article V; and

            (d) eligibility for retiree medical benefits described in Article
      XII.

Under no circumstances will service with Rollins, a Rollins Affiliate or a predecessor of Rollins be counted as Benefit Service or for purposes of determining the amount of the Participant Contribution for or the amount of retiree medical benefits under Article XII.

9. SECTION 11.2(B), KEY EMPLOYEE, IS HEREBY AMENDED EFFECTIVE FOR PLAN YEARS BEGINNING AFTER DECEMBER 31, 2001 AS FOLLOWS:

            (b) "Key Employee" means an Employee or former Employee who at any time during the Plan Year or any of the four preceding Plan Years is:

                  (1) For Plan Years before January 1, 2002

                        (A) an officer of the Employer Company having an annual compensation from the Employer Company of more than $45,000 (provided, however, that no more than the lesser of (A) 50 Employees or (B) the greater of three Employees or 10% of the Employees shall be treated as officers under this paragraph),

                        (B) one of the 10 Employees having an annual compensation from the Employer Company of more than $30,000 and owning the largest interests in the Employer Company,

                        (C) an owner of five percent of the outstanding stock of the Employer Company or stock possessing more than five percent of the total combined voting power of all stock of the Employer Company, or

                        (D) an owner of one percent of the outstanding stock of the Employer Company or stock possessing more than one percent of the total combined voting power of all stock of the Employer Company, who has an annual compensation from the Employer Company of more than $150,000.

                  (2) For Plan Years beginning after December 31, 2001,

                        (A) an officer of the Employer Company having an annual compensation from the Employer Company of more than $130,000, as adjusted under
Section 416(i)(1) of the Code (provided, however, that no more than the lesser of (A) 50 Employees or (B) the greater of three Employees or 10% of the Employees shall be treated as officers under this paragraph),

                        (B) an owner of five percent of the outstanding stock of the Employer Company or stock possessing more than five percent of the total combined voting power of all stock of the Employer Company, or

                        (C) an owner of one percent of the outstanding stock of the Employer Company or stock possessing more than one percent of the total combined voting power of all stock of the Employer Company, who has an annual compensation from the Employer Company of more than $150,000.

If two Employees have the same interest in the Employer Company, the Employee with the greater annual compensation shall be treated as having a larger interest. For purposes of determining ownership in the Employer Company (i) the constructive ownership rules of Section 318 of the Code, as modified by substituting "5 percent" for "50 percent" in subsection (a)(2)(C) thereof, shall apply, but (ii) the rules of subsections (b), (c), and (m) of Section 414 of the Code shall not apply. Each beneficiary of a Key Employee designated under this Plan is a Key Employee.

10. SECTION 11.2(F) ACCOUNT AGGREGATE, IS HEREBY AMENDED FOR PLAN YEARS BEGINNING AFTER DECEMBER 31, 2001 AS FOLLOWS:

      (f) "Account Aggregate" is, with respect to a defined contribution plan,

            (1) For Plan Years beginning after December 31, 2001, the sum of employee accounts plus the sum of all distributions made from such accounts during the one-year period ending on the Determination Date, provided that (1) rollover contributions and similar transfers initiated by an Employee and made after 1983, (2) the account of any Employee who was a Key Employee in a prior Plan Year but is no longer a Key Employee, and (3) any accrued benefits attributable to deductible employee contributions, and (4) the account of any individual who has not received any compensation from the Employer Company (other than benefits under any Plan maintained by the Employer Company) during the one-year period ending on the Determination Date, shall not be taken into account. In the case of a distribution made for a reason other than a separation from service, death or disability, this subsection shall be applied by substituting "five-year period" for "one-year period.

            (2) For Plan Years beginning before December 31, 2001, the sum of employee accounts plus the sum of all distributions made from such accounts during the five-year period ending on the Determination Date, provided that (1) rollover contributions and similar transfers initiated by an Employee and made after 1983, (2) the account of any Employee who was a Key Employee in a prior Plan Year but is no longer a Key Employee, and (3) any accrued benefits attributable to deductible employee contributions, and (4) the account of any individual who has not received any compensation from the Employer Company (other than benefits under any Plan maintained by the Employer Company) during the five-year period ending on the Determination Date, shall not be taken into account.

A transfer from one plan of the Employer Company to any other such plan shall be considered neither a "distribution" nor a "rollover contribution" for purposes of this subsection, but a distribution from a terminated plan shall be considered a "distribution" for purposes of this subsection if such terminated plan, had it not been terminated, would have been described in Section 11.2(c)(1) or (2).

11. SECTION 11.2(G) CUMULATIVE ACCRUED BENEFIT, IS HEREBY AMENDED FOR PLAN YEARS BEGINNING AFTER DECEMBER 31, 2001 AS FOLLOWS:

      (g) "Cumulative Accrued Benefit" is, with respect to a defined benefit plan

            (1) For Plan Years beginning after December 31, 2001, the sum of the present values of all accrued benefits plus the sum of distributions made with respect to such benefits during the one-year period ending on the Determination Date, provided that (1) rollover contributions and similar transfers initiated by an Employee and made after 1983, (2) the accrued benefit of any Employee who was a Key Employee in a prior Plan Year but is no longer a Key Employee, and (3) any accrued benefits attributable to deductible employee contributions, and (4) the accrued benefit of any individual who has not received any compensation from the Employer Company (other than benefits under any plan maintained by the Employer Company) during the five year period ending on the Determination Date, shall not be taken into account. In the case of a distribution made for a reason other than a separation from service, death or disability, this subsection shall be applied by substituting "five-year period" for "one-year period".

            (2) For Plan Years beginning on or before December 31, 2001, the sum of the present values of all accrued benefits plus the sum of distributions made with respect to such benefits during the five-year period ending on the Determination Date, provided that (1) rollover contributions and similar transfers initiated by an Employee and made after 1983, (2) the accrued benefit of any Employee who was a Key Employee in a prior Plan Year but is no longer a Key Employee, and (3) any accrued benefits attributable to deductible employee contributions, and (4) the accrued benefit of any individual who has not received any compensation from the Employer Company (other than benefits under any plan maintained by the Employer Company) during the five year period ending on the Determination Date, shall not be taken into account.

A transfer from one plan of the Employer Company to any other such plan shall be considered neither a "distribution" nor a "rollover contribution" for purposes of this subsection, but a distribution from a terminated plan shall be considered a "distribution for purposes of this subsection if such terminated plan, had it not been terminated, would have been described in Section 11.2(c)(1) or (2).

12. SECTION 11.4 TOP HEAVY MINIMUM BENEFIT, IS HEREBY AMENDED FOR PLAN YEARS BEGINNING AFTER DECEMBER 31, 2001 AS FOLLOWS:

      11.4 Top-Heavy Minimum Benefit. For each Plan Year for which the Plan is a Top-Heavy Plan, the accrued benefit derived from Employer Company contributions for each Participant who is not a Key Employee, when expressed as a single life annuity (with no ancillary benefits) beginning at his normal retirement age under the Plan, shall not be less than the product of (a) the Participant's average compensation during the Testing Period and (b) the lesser of (1) 2% multiplied by the number of the Participant's Years of Service with the Employer Company or (2) 20%. For purposes of this Section 11.4, a "Year of Service" shall not be taken into account if: (i) the Plan was not a Top-Heavy Plan for any Plan Year ending during such Year of Service, (ii) such Year of Service was completed in a Plan Year beginning before January 1, 1984, or (3) such Year of Service occurs during a Plan Year when the Plan benefits (within the meaning of Section 410(b) of the Code) no Key Employee or former Key Employee.

13. The Plan shall be amended to delete the current Appendix G and substitute the attached Appendix G, therefore.

14. This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder.

15. Except as otherwise provided, this amendment shall be effective as of the first day of the first plan year beginning after December 31, 2001.

16. Except as amended herein, the Plan as in effect before this Amendment Number 28 shall remain in full force and effect.

      IN WITNESS WHEREOF, the undersigned certify that United Parcel Service of America, Inc., based upon action by its Board of Directors on this 20th day of December, 2002, has caused this Amendment No. 28 to be adopted.

ATTEST:                                              UNITED PARCEL SERVICE
                                                     OF AMERICA, INC.


/s/ JOSEPH R. MODEROW                                /s/ MICHAEL L. ESKEW
--------------------------                           ---------------------------
Joseph R. Moderow                                    Michael L. Eskew
Secretary                                            Chairman